                                                                    EXHIBIT 10.2


                             EMPLOYMENT AGREEMENT
                             --------------------



     THIS AGREEMENT, made and executed by and between GK Intelligent Systems, Inc., a Delaware Corporation, with its principal place of business in Houston, Harris County, Texas (hereinafter called the "Corporation"), and Renee Ethridge, of Houston, Texas (hereinafter called "Ethridge"). Collectively, the Corporation and Ethridge shall be referred to as "the parties." This Agreement modifies and supersedes the previous agreements between the parties.



                             W I T N E S S E T H:


     WHEREAS, Ethridge desires to continue to perform clerical personnel management, project support, sales and marketing support and professional executive support services on behalf of the Corporation and act as administrative assistant to the CEO as an employee of the Corporation, including the performance personally of such services as she and/or the Corporation's Board of Directors deem necessary; and

     WHEREAS, the Board of Directors of the Corporation desires to employ Ethridge in such capacities under the terms of this Agreement;

     THEREFORE, the parties mutually agree as follows:



                                   ARTICLE I
                                  EMPLOYMENT


     1.1 CONDITIONS OF EMPLOYMENT. The Corporation hereby continues the employment of Ethridge and Ethridge accepts such employment, as Administrative Assistant to the CEO, to continue to render professional services on behalf of the Corporation, subject to the supervision and direction of the Corporation's officers and Board of Directors and subject to the law of the Corporation as given in the Articles of Incorporation and the Bylaws.

     1.2 TERM OF EMPLOYMENT. This term of employment shall commence with the date of this Agreement and shall continue until termination by either party as provided in Article IV.



                                  ARTICLE II
                                    DUTIES


     2.1 DEVOTION OF EFFORT. Ethridge agrees to devote sufficient time, attention, and skill to the performance of her duties as an employee of the Corporation as set out and authorized by the Board of Directors. Unless and until changed by the Board, the time for performance of such duties shall average approximately thirty (30) hours per week. During the term of this Agreement, she shall not render services on her own or on behalf of any party other than the Corporation unless otherwise authorized by the Board of Directors.



                                  ARTICLE III
                                 COMPENSATION


     3.1  COMPENSATION AND BENEFITS.

          a. MONTHLY SALARY. As compensation for the services to be rendered hereunder, GKIS will pay to Ethridge a monthly salary in an amount equal to Three Thousand, Three Hundred Thirty-Three Dollars and thirty-three cents ($3,333.33). The monthly salary shall be paid in semi-monthly payments of one-half the monthly amount each on the first and fifteenth day of each month ("payday") with respect to the immediately preceding month, commencing on the first month after the month in which this agreement is executed.

          b. BONUS OPTIONS FOR SHARES OF CORPORATION COMMON STOCK. In addition to the monthly salary and any other benefits available to all employees, including standard incentive qualified stock options, GKIS will grant to Ethridge incentive stock options for Thirty Thousand (30,000) shares of GKIS common stock (the "Bonus Options"). Contingent upon the Agreement remaining in force, options for SevenThousand Five Hundred (7,500) shares will vest and be exercisable on the thirtieth day following the close of first, second, third and fourth years following the month in which this agreement is executed. Except for the delayed vesting of their exercisability, this grant of stock options shall be governed by and subject to the GK INTELLIGENT SYSTEMS, INC. 1995 INCENTIVE STOCK OPTION PLAN, as set out in a separate Incentive Stock Option Agreement executed by the parties concurrently with the execution of this Employment Agreement. The number of shares shall also be adjusted as provided in Section 7.1 of such Plan. For all purposes related to the Grant of these options, the Board of Directors of GKIS has determined that the date of such grant is March 13, 1998 and the Fair Market Value per share as of the date of such
     grant is Thirty-One and 25/100 Cents ($.3125).   Except as set out in
     paragraph 4.2 below, termination of this agreement will not cause the forfeiture of the Bonus Options for those months prior to termination in which the vesting requirements were met.

          c. BONUS SHARES. In addition to the monthly salary and Bonus Options granted above, and effective with the date of this agreement, GKIS will issue to Ethridge Fifty Thousand (50,000) shares of the Corporation's restricted Common Stock (the "Shares"). Ethridge is aware that the Shares have not been registered nor is registration contemplated under the Securities Act of 1933, and accordingly, that the Shares must be held indefinitely unless they are subsequently registered under said Act or unless, in the opinion of counsel for the Corporation, a sale or transfer may be made without registration thereunder. Ethridge acknowledges and agrees that she has no preemptive rights with respect to the Shares to be conveyed hereunder and further agrees that any certificates evidencing the Shares may bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Corporation restricting the transfer of the Shares in a manner consistent with the foregoing. As soon as practicable after the date of this agreement, GKIS shall tender the Shares to Ethridge, provided that if any law or regulation requires the Corporation to take any action with respect to the Shares before the issuance thereof, then the date of delivery for such shares shall be extended for the period necessary to take such action.

          d. EMPLOYEE BENEFIT PLANS.   Ethridge shall be entitled to participate
     in all employee benefit plans to be established by the Board of Directors on the same terms and conditions as all other employees similarly situated.



                                  ARTICLE IV
                           TERMINATION OF AGREEMENT


     4.1 ILLNESS OR OTHER INCAPACITY. If Ethridge, during the term of this Agreement, shall fail to perform her duties hereunder as a result of illness or other incapacity which shall continue for a period of more than six months, the Corporation shall have the right to terminate this Agreement and the employment hereunder as of a date to be specified in a written notice of termination sent to Ethridge, such date to be not less than thirty (30) days following receipt of said notice.

     4.2 CONDUCT. If Ethridge shall willfully violate any law; embezzle or otherwise steal from the Corporation; use liquor or drugs to an extent which has a visible detrimental effect on her or her services; conduct herself publicly or privately in a manner which offends against decency or causes her to be held in public ridicule or causes public scandal, the Corporation shall have the right to terminate this contract and employment hereunder upon notice given in the manner specified in 4.1. In the event of termination under this Article 4.1, Ethridge shall not be eligible to receive bonus compensation for the year in which termination occurs, nor shall she be entitled to receive any deferred compensation credited to her account but not yet paid.

     4.3 UNILATERAL TERMINATION. Either party hereto may terminate this Agreement and employment hereunder effective as of a date to be specified in a written notice of termination, such date to be not less than thirty (30) days after delivery of the notice.

                                   ARTICLE V
                               DEATH OF EMPLOYEE


     5.1 DEATH. If Ethridge shall die during the term of this Agreement, her legal representative shall be entitled to receive her compensation as provided in Article III hereof.



                                  ARTICLE VI
                             ILLNESS OR INCAPACITY


     6.1 INABILITY TO PERFORM DUTIES. If Ethridge is unable to perform her duties hereunder by reason of illness or incapacity of any kind for a period of more than six months, her salary payments may be reduced or terminated by the Corporation at its absolute discretion. Ethridge's full salary shall be reinstated upon her return to full-time employment and the full discharge of her duties hereunder. This section shall in no way limit the rights of the Corporation under Article IV hereof.



                                  ARTICLE VII
                               LEAVES OF ABSENCE


     7.1 PAID LEAVE. Leaves of absence with full payment of salary may be granted to Ethridge for attendance at professional conventions, continuing education institutes in her profession and other professional or business activities, as approved by the Corporation, with full or partial payment of expenses at its sole discretion.

     7.2 UNPAID LEAVE. Unpaid leave of absence may be granted at the sole discretion of the Corporation for any other reasons upon request by Ethridge.



                                 ARTICLE VIII
                                   VACATIONS


     8.1 PAID VACATION. Ethridge shall be entitled to a vacation, the length of which as determined by the Board of Directors or the President of the Corporation, during which time her salary shall be paid in full. Ethridge shall take her vacation at such time or times as shall be approved by the corporation.



                                  ARTICLE IX
                                   EXPENSES


     9.1 EXPENSES REIMBURSED. During the period of her employment, Ethridge will be reimbursed for her reasonable expenses in accordance with general policy of the Corporation as adopted by the Board of Directors from time to time. In addition to such reimbursement expenses, Ethridge shall incur and pay in the course of her employment by the Corporation certain other necessary expenses as Administrative Assistant to the CEO for which she will be required personally to pay but for which the Corporation shall reimburse or otherwise compensate her, including, but not limited to the following: automobile and transportation expenses; educational expenses incurred for the purpose of maintaining or improving Ethridge's professional skills, club dues, and the expenses of membership in civic groups, professional societies, and fraternal organizations, and all other items of reasonable and necessary professional expenses incurred by Ethridge in the performance of the services in which Ethridge has been engaged on behalf of the Corporation.



                                   ARTICLE X
                                  SUCCESSION


     10.1 ASSUMPTION BY SUCCESSOR TO CORPORATION. The Corporation will not consolidate or merge into or with another corporation, or transfer all or substantially all of its assets to another corporation, unless such corporation (hereinafter referred to as "Successor Corporation") shall assume this Agreement. Upon such assumption Ethridge and the Successor Corporation shall become obligated to perform the terms and conditions hereof, and the term "Corporation" as used in this Agreement shall be deemed to refer to such Successor Corporation; provided, however, Ethridge's duties shall be such as prescribed by the Board of Directors of the Successor Corporation.



                                  ARTICLE XI
                          PROPERTY RIGHTS OF PARTIES


     11.1 TRADE SECRETS. During the term of employment, Ethridge will have access to and become familiar with various trade secrets, consisting of formulas, devices, secret inventions, processes, and compilation of information, records, and specifications, owned by the Corporation and regularly used in the operation of the business of the Corporation. Ethridge shall not disclose any such trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of her or her employment. All files, records, documents, drawings, specifications, equipment, and similar times relating to the business of the Corporation, whether or not prepared by Ethridge shall remain the exclusive property of the Corporation and shall not be removed from the premises of the Corporation under any circumstances without the prior written consent of the Corporation.

     11.2 RETURN OF CORPORATION'S PROPERTY. On the termination of employment or whenever requested by the Corporation, Ethridge shall immediately deliver to the Corporation all property in Ethridge's possession or under Ethridge's control belonging to the Corporation in good condition, ordinary wear and tear excepted.

     11.3  OWNERSHIP OF WORK PRODUCT.   Ethridge agrees that:

     (a) all intellectual property including but not limited to all ideas and concepts contained in computer programs and software, documentation or other literature or illustrations that are conceived, developed, written, or contributed by Ethridge pursuant to this Agreement, either individually or in collaboration with others, shall belong to and be the sole property of GKIS.

     (b) Ethridge agrees that all rights in all works prepared or performed by Ethridge pursuant to this Agreement, including patent rights and copyrights applicable to any of the intellectual property described in Subparagraph (a) above, shall belong exclusively to GKIS and shall constitute "works made for hire" for purposes of copyright law.

     (c) The provisions of this Paragraph XI shall not be construed to assign to GKIS any of Ethridge's rights in any invention for which no equipment, supplies, facilities, or trade secret information of GKIS was used, or that was developed entirely prior to this Agreement, or that does not result from any work performed by Ethridge for GKIS.



                                  ARTICLE XII
                        NO COMPETITION BY PROFESSIONAL


     12.1  NO COMPETING ACTIVITIES.   During the term of this Agreement and for
a period of three years following termination of same Ethridge shall not, directly or indirectly, either as an employee, employer, consultant, agent, Principal, Partner, Stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business whatsoever that is in direct competition in any manner whatsoever with the core products and technologies (Smart One Trainer, Smart Enterprise, Smart Agent, Smart Support, Smart Perform or other Carnot derived products, and their successors and any other subsequent core businesses) of this Corporation within North America, unless a Court of Competent Jurisdiction shall determine that the scope and/or time of this agreement renders it unenforceable, in which case the scope and/or time shall be reduced to that which the Court deems reasonable and enforceable. This provision shall not be construed to prevent Ethridge from accepting employment in the general areas of administrative assistance, clerical, secretarial, project support or other administration or information technology functions considered generic to the industry, not utilizing any of the Corporation's core technologies or products.



                                 ARTICLE XIII
                                    NOTICES


     13.1 NOTICES: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by mail to her residence, in the case of Ethridge, or to its principal office, in the case of the Corporation.

                                  ARTICLE XIV
                               WAIVER OF BREACH


     14.1 NONWAIVER OF SUBSEQUENT BREACH. The waiver by any party hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach by an party.



                                  ARTICLE XV
                                   AMENDMENT


     15.1 WRITTEN AMENDMENT. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto with the same formality attending execution of this Agreement.



                                  ARTICLE XVI
                                 CHOICE OF LAW


     16.1 TEXAS LAW. This Agreement, having been executed and delivered in the State of Texas, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

     EXECUTED in counterparts, each of which shall be deemed an original, effective this the 13th day of March, 1998.


                    /s/ Renee Ethridge
                    ______________________________________
                    Renee Ethridge


                    GK INTELLIGENT SYSTEMS, INC.:




                    By: /s/ Gary F. Kimmons
                       ___________________________________
                       Gary F. Kimmons, CEO and Chairman